Exhibit 99.1

Frank’s International N.V. 10260 Westheimer Rd, Suite 700 Houston, Texas 77042

PRESS RELEASE	FOR IMMEDIATE RELEASE

FRANK’S INTERNATIONAL N.V. ANNOUNCES CHIEF FINANCIAL OFFICER TRANSITION

HOUSTON, May 28, 2019 — Frank’s International N.V. (NYSE: FI) (the “Company” or “Frank’s”) today announced that Melissa Cougle has been named Chief Financial Officer (“CFO”), effective tomorrow. She succeeds Kyle McClure, who has decided to leave the Company to pursue other opportunities. Frank’s commented that Mr. McClure’s departure was not related to any disagreement with the Company or any matters relating to its operations, policies or practices. He will be available to assist the Company in the transition through July 1, 2019.

Melissa Cougle brings strong leadership skills and financial acumen to Frank’s, primarily in the oilfield services sector. She most recently served as CFO of National Energy Services Reunited (NESR), a publicly traded oilfield services provider with operations focused in the Middle East-North Africa region. She previously worked 13 years for Ensco plc (ESV), a global offshore drilling contractor, where she held multiple senior positions in treasury, capital management, finance and administration, corporate accounting, internal audit, management reporting and financial systems. Ms. Cougle began her career in the audit and consulting practices of Arthur Andersen LLP which became Protiviti. She is a certified public accountant and holds a bachelor of science degree in accounting from Louisiana State University.

“We are excited to have Melissa join the Company given her extensive public company, finance and industry leadership experience. I look forward to working closely with Melissa and the rest of the Frank’s senior management team as we capitalize on the numerous opportunities identified to drive growth in our business in 2019 and beyond,” said Michael Kearney, Frank’s Chairman, President and Chief Executive Officer.

Mr. Kearney continued, “We wish Kyle well and thank him for his many contributions over the past four years as we navigated some of the most challenging conditions seen in our industry in many years. He led multiple initiatives that enhanced Frank’s financial operations, including the recent changes to our segment reporting structure.”

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements regarding the Company’s future prospects for growth. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance.

Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the

SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

About Frank’s International

Frank’s International N.V. is a global oil services company that provides a broad and comprehensive range of highly engineered tubular running services, tubular fabrication, and specialty well construction and well intervention solutions with a focus on complex and technically demanding wells. Founded in 1938, Frank’s has approximately 3,100 employees and provides services to leading exploration and production companies in both onshore and offshore environments in approximately 50 countries on six continents. The Company’s common stock is traded on the NYSE under the symbol “FI.” Additional information is available on the Company’s website, www.franksinternational.com.

Contact:

Erin Fazio – Investor Relations

Erin.Fazio@franksintl.com

713-231-2515

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